Exhibit 99.1

Bankruptcy Judge Confirms General Moly’s Chapter 11
Plan of Reorganization; Remaining Directors Resign
Their Positions Effective March 31, 2021

LAKEWOOD, COLORADO, March 31, 2021 – General Moly, Inc. (the “Company”) today announced that on March 30, 2021, the United States Bankruptcy Court for the District of Colorado issued an order confirming the Company’s Chapter 11 plan of reorganization. Under the plan of reorganization, the Company's assets will be transferred to a new venture and the existing equity interests in the Company will be cancelled.

In connection with that order, the Company’s two remaining directors, Ricardo Campoy and Greg Raih, have resigned from the Company’s board of directors, effective as of the close of business on March 31, 2021. Additionally, Scott Roswell, Chief Legal Officer of the Company, has resigned as an officer of the Company, effective at the same time, and on an interim basis, will assist the Company’s Chief Restructuring Officer Tom Kim of r2 Advisors LLC during the reorganizational transition.

Additional Information

Court filings and other documents related to the court-supervised process are available at https://cases.stretto.com/generalmoly, or by calling the Company’s claims agent, Stretto, at (855) 435-7795 (toll-free) or (949) 358-6802 (international) or by sending an email to TeamGeneralMoly@stretto.com.

Markus Williams Young & Hunsicker LLC is serving as legal advisor, XMS Capital Partners, Headwall Partners and Odinbrook Global Advisors are serving as financial advisors, and r2 Advisors LLC is serving as Chief Restructuring Officer to the Company.

About General Moly

General Moly is a U.S.-based, molybdenum mineral exploration and development company. The Company’s primary asset, an 80% interest in the Mt. Hope Project located in central Nevada, is considered one of the world’s largest and highest grade molybdenum deposits. General Moly’s goal is to become the largest primary molybdenum producer in the world.

Molybdenum is a metallic element used primarily as an alloy agent in steel manufacturing.  When added to steel, molybdenum enhances steel strength, resistance to corrosion and extreme temperature performance. In the chemical and petrochemical industries, molybdenum is used in catalysts, especially for cleaner burning fuels by removing sulfur from liquid fuels, and in corrosion inhibitors, high performance lubricants and polymers.

Contact:
Scott Roswell
(775) 748-6000

info@generalmoly.com
Website: www.generalmoly.com

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections.  Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company.  These risks and uncertainties include, but are not limited to the Company’s ability to successfully complete a reorganization process under Chapter 11, including: consummation of the financial restructuring; potential adverse effects of the Chapter 11 filing on the any additional strategies the Company may employ to address its liquidity and capital resources; the Company’s ability to obtain timely approval by the bankruptcy court with respect to the motions filed in the Chapter 11 case; objections to the Company’s financial restructuring, DIP financing, or other pleadings filed that could protract the reorganization process; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP financing and other financing arrangements; the Company’s ability to maintain relationships with employees and other third parties and regulatory authorities as a result of the Chapter 11 filing; the effects of the Chapter 11 filing on the Company and on the interests of various constituents, including holders of the Company’s common stock; the bankruptcy court’s rulings in the Chapter 11 case, including the approvals of the terms and conditions of the financial restructuring and the DIP financing, and the outcome of the Chapter 11 case generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 case; risks associated with third party motions in the Chapter 11 case, which may interfere with the Company’s ability to consummate the financial and organizational restructuring or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; and other litigation and inherent risks involved in a bankruptcy process.  For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company's previous quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC.  The Company undertakes no obligation to update forward-looking statements.